UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 18, 2014

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers
(e) Compensatory Arrangements of Certain Officers

The employment agreement for Edmund S. Gross, Senior Vice President, General Counsel and Secretary of CVR Energy, Inc. (“CVR Energy”), expires and his employment will end on December 31, 2014. On December 19, 2014, CVR Energy and Mr. Gross entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Gross has agreed to provide certain consulting services involving the transition of legal matters to the incoming general counsel of CVR Energy for a period of up to six months, commencing on January 1, 2015 and ending on June 30, 2015. In consideration of such consulting services, Mr. Gross will receive a consulting fee of $350,000 payable monthly over the term of the Letter Agreement. Mr. Gross remains subject to the restrictive covenant obligations set forth in his employment agreement.

In addition, on December 18, 2014, CVR Energy entered into an amendment (the “Amendment”) of the employment agreement with Robert W. Haugen. Mr. Haugen is Executive Vice President, Refining Operations, and is a named executive officer of CVR Energy. The Amendment extends the term of Mr. Haugen’s employment agreement through the first to occur of (i) December 31, 2017 and (ii) the termination or resignation of Mr. Haugen’s employment in accordance with the terms of his employment agreement. Except for the foregoing, the terms of Mr. Haugen’s employment agreement remains consistent with the terms of his existing agreement, as amended to date.

CVR Energy indirectly owns 100% of CVR Refining GP, LLC (“CVR Refining GP”), the general partner of CVR Refining, LP (the “Partnership”). In addition, CVR Energy indirectly owns approximately 66% of the common units representing limited partner interests of the Partnership. The Partnership obtains certain management and other services from CVR Energy pursuant to a Services Agreement between the Partnership, CVR Refining GP and CVR Energy dated December 31, 2012, as amended (the “Services Agreement”). In accordance with the Services Agreement, CVR Energy provides the Partnership with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers. Mr. Haugen serves as an executive officer of CVR Refining GP under this arrangement, and is also a named executive officer of CVR Refining GP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 24, 2014

CVR Energy, Inc.

By:	/s/ Susan M. Ball
Susan M. Ball,
Chief Financial Officer and Treasurer